Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica McShane
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.mcshane@progress.com

Progress Reports 2019 Fiscal Fourth Quarter and Year End Results

Exceeds Annual Guidance for Revenue, Achieves Record Cash Flows

Board of Directors Increases Share Repurchase Authorization to $250 Million

BEDFORD, MA, January 16, 2020 (GlobeNewswire) — Progress (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced results for its fiscal fourth quarter and fiscal year ended November 30, 2019.

On a GAAP basis, revenue was $117.0 million during the quarter compared to $98.1 million in the same quarter last year, a year-over-year increase of 19% on an actual currency basis and 21% on a constant currency basis. On a non-GAAP basis, revenue was $123.4 million during the quarter compared to $98.3 million in the same quarter last year, an increase of 26% on an actual currency basis and 27% on a constant currency basis.

On a GAAP basis, diluted loss per share during the quarter was $0.11 compared to diluted earnings per share of $0.19 in the same quarter last year, a decrease of 158%. On a non-GAAP basis, diluted earnings per share during the quarter was $0.79 compared to $0.54 in the same quarter last year, an increase of 46%.

“Our fourth quarter performance was very strong, allowing us to exceed both our revenue and EPS guidance for fiscal 2019," said Yogesh Gupta, CEO at Progress. "Once again, in Q4 we had a better-than-expected contribution from Ipswitch, our recent acquisition, further validating our focus on accretive M&A as our go-forward strategy. We look forward to continued momentum in 2020, as we execute on a strategic plan that will drive sustainable, long-term value for all shareholders.”

Additional financial highlights included(1):

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	November 30, 2019	November 30, 2018	% Change	November 30, 2019	November 30, 2018	% Change
Revenue	$117,038	$98,103	19%	$123,416	$98,257	26%
(Loss) income from operations	$(6,026)	$11,029	(155)%	$47,285	$30,975	53%
Operating margin	(5)%	11%	(145)%	38%	32%	19%
Net (loss) income	$(4,740)	$8,643	(155)%	$35,720	$24,440	46%
Diluted (loss) earnings per share	$(0.11)	$0.19	(158)%	$0.79	$0.54	46%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$36,601	$24,327	50%	$36,705	$23,232	58%
(1)The Company adopted the new accounting standard related to revenue recognition ("ASC 606") effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

Paul Jalbert, CFO, said: “We are very pleased with our financial performance in Q4 and for the full fiscal year. We delivered record cash flow for 2019 and are projecting a very significant increase for 2020, perhaps the best indication of our efficient approach to running our company. With the Ipswitch integration behind us, our business is well-positioned to sustain our momentum in 2020 and beyond.”

Other fiscal fourth quarter 2019 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $173.7 million at the end of the quarter;

•	DSO was 56 days, compared to 53 days in the fiscal third quarter of 2019 and 47 days in the fiscal fourth quarter of 2018;

•
On January 8, 2020, our Board of Directors declared a quarterly dividend of $0.165 per share of common stock that will be paid on March 16, 2020 to shareholders of record as of the close of business on March 2, 2020.

Full Year Results(1)

	Fiscal Year Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	November 30, 2019	November 30, 2018	% Change	November 30, 2019	November 30, 2018	% Change
Revenue	$413,298	$378,981	9%	$431,961	$379,447	14%
Income from operations	$40,084	$67,814	(41)%	$162,258	$133,952	21%
Operating margin	10%	18%	(44)%	38%	35%	9%
Net income	$26,400	$49,670	(47)%	$121,745	$101,180	20%
Diluted earnings per share	$0.58	$1.08	(46)%	$2.69	$2.19	23%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$128,484	$121,352	6%	$128,893	$120,213	7%
(1)The Company adopted the new accounting standard related to revenue recognition ("ASC 606") effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

2020 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2020 and for the fiscal first quarter ending February 29, 2020, together with actual results for the same periods in the fiscal year ending November 30, 2019:

	FY 2019 Actual		FY 2020 Guidance
(In millions, except percentages and per share amounts)	FY 2019 GAAP	FY 2019 Non-GAAP	FY 2020 GAAP	FY 2020 Non-GAAP
Revenue	$413	$432	$440 - $447	$448 - $455
Diluted earnings per share	$0.58	$2.69	$1.96 - $2.01	$2.87 - $2.92
Operating margin	10%	38%	27%	39%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$128	$129	$149 - $154	$145 - $150
Effective tax rate	7%	19%	17%	20%

	Q1 2019 Actual		Q1 2020 Guidance
(In millions, except per share amounts)	Q1 2019 GAAP	Q1 2019 Non-GAAP	Q1 2020 GAAP	Q1 2020 Non-GAAP
Revenue	$90	$90	$106 - $109	$110 - $113
Diluted earnings per share	$0.21	$0.50	$0.40 - $0.42	$0.69 - $0.71

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2020 business outlook compared to 2019 exchange rates is approximately $0.6 million on GAAP and non-GAAP revenue. The expected negative currency translation impact on Progress' fiscal Q1 2020 business outlook compared to 2019 exchange rates on GAAP and non-GAAP revenue is approximately $0.5 million. The expected currency translation impact on GAAP and non-GAAP earnings per share for fiscal year 2020 and fiscal Q1 2020 is not material. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Share Repurchase Program

Progress also announced today that its Board of Directors has increased the total share repurchase authorization from the $75 million remaining on the previous authorization to $250 million.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal fourth quarter of 2019 at 5:00 p.m. ET on Thursday, January 16, 2020. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-800-458-4121, pass code 4393532. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, including our recent acquisition of Ipswitch, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2018 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2019, May 31, 2019 and August 31, 2019. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, the flexibility of a cloud-native app dev platform to deliver modern apps, leading data connectivity technology, web content management, business rules, secure file transfer, network monitoring, plus award-winning machine learning that enables cognitive capabilities to be a part of any application. Over 1,700 independent software vendors, 100,000 enterprise customers, and two million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands, except per share data)	November 30, 2019	November 30, 2018(1)	% Change	November 30, 2019	November 30, 2018(1)	% Change
Revenue:
Software licenses	$39,336	$28,367	39%	$122,552	$99,800	23%
Maintenance and services	77,702	69,736	11%	290,746	279,181	4%
Total revenue	117,038	98,103	19%	413,298	378,981	9%
Costs of revenue:
Cost of software licenses	1,598	1,198	33%	4,894	4,769	3%
Cost of maintenance and services	12,281	10,025	23%	44,463	39,470	13%
Amortization of acquired intangibles	6,887	5,508	25%	25,884	22,734	14%
Total costs of revenue	20,766	16,731	24%	75,241	66,973	12%
Gross profit	96,272	81,372	18%	338,057	312,008	8%
Operating expenses:
Sales and marketing	29,369	28,198	4%	101,701	93,036	9%
Product development	23,868	20,334	17%	88,572	79,739	11%
General and administrative	14,915	13,380	11%	53,360	49,050	9%
Amortization of acquired intangibles	7,414	3,285	126%	22,255	13,241	68%
Impairment of intangible & long-lived assets(2)	24,096	—	*	24,096	—	*
Restructuring expenses	2,338	(131)	*	6,331	2,251	181%
Acquisition-related expenses	298	130	129%	1,658	258	*
Loss on assets held for sale	—	5,147	*	—	5,147	*
Fees related to shareholder activist	—	—	*	—	1,472	*
Total operating expenses	102,298	70,343	45%	297,973	244,194	22%
(Loss) income from operations	(6,026)	11,029	(155)%	40,084	67,814	(41)%
Other expense, net	(3,551)	(2,188)	(62)%	(11,589)	(7,018)	(65)%
(Loss) income before income taxes	(9,577)	8,841	(208)%	28,495	60,796	(53)%
(Benefit) provision for income taxes	(4,837)	198	*	2,095	11,126	(81)%
Net (loss) income	$(4,740)	$8,643	(155)%	$26,400	$49,670	(47)%

(Loss) earnings per share:
Basic	$(0.11)	$0.19	(158)%	$0.59	$1.09	(46)%
Diluted	$(0.11)	$0.19	(158)%	$0.58	$1.08	(46)%
Weighted average shares outstanding:
Basic	44,882	45,055	—%	44,791	45,561	(2)%
Diluted	44,882	45,401	(1)%	45,340	46,135	(2)%

Cash dividends declared per common share	$0.165	$0.155	6%	$0.630	$0.575	10%
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Primarily represents a reduction in the carrying values of the intangible assets associated with Kinvey and DataRPM.

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$323	$197	64%	$1,134	$616	84%
Sales and marketing	950	832	14%	4,155	2,959	40%
Product development	1,812	2,468	(27)%	7,205	8,242	(13)%
General and administrative	2,815	2,356	19%	10,817	8,752	24%
Total	$5,900	$5,853	1%	$23,311	$20,569	13%
*Not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	November 30, 2019	November 30, 2018(1)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$173,685	$139,513
Accounts receivable, net	72,820	59,715
Unbilled receivables and contract assets	10,880	1,421
Other current assets	27,280	25,080
Assets held for sale	—	5,776
Total current assets	284,665	231,505
Property and equipment, net	29,765	30,714
Goodwill and intangible assets, net	532,216	373,911
Long-term unbilled receivables and contract assets	12,492	1,811
Other assets	22,133	6,209
Total assets	$881,271	$644,150
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$72,674	$57,005
Current portion of long-term debt, net	10,717	5,819
Short-term deferred revenue	157,494	123,210
Total current liabilities	240,885	186,034
Long-term debt, net	284,002	110,270
Long-term deferred revenue	19,752	12,730
Other long-term liabilities	6,350	11,114
Shareholders' equity:
Common stock and additional paid-in capital	295,953	267,053
Retained earnings	34,329	56,949
Total shareholders' equity	330,282	324,002
Total liabilities and shareholders' equity	$881,271	$644,150
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2019	November 30, 2018(1)	November 30, 2019	November 30, 2018(1)
Cash flows from operating activities:
Net (loss) income	$(4,740)	$8,643	$26,400	$49,670
Depreciation and amortization	16,519	10,855	56,679	44,502
Stock-based compensation	5,900	5,853	23,311	20,569
Loss on assets held for sale	—	5,147	—	5,147
Impairment of intangible and long-lived assets(2)	24,096	—	24,096	—
Other non-cash adjustments	(8,252)	389	(13,947)	(1,676)
Changes in operating assets and liabilities	3,078	(6,560)	11,945	3,140
Net cash flows from operating activities	36,601	24,327	128,484	121,352
Capital expenditures	(2,168)	(1,282)	(3,998)	(7,250)
Issuances of common stock, net of repurchases	2,918	(8,738)	(15,735)	(110,795)
Dividend payments to shareholders	(6,941)	(6,318)	(27,760)	(25,789)
Payments for acquisitions, net of cash acquired	—	—	(225,298)	—
Proceeds from the issuance of debt, net of payment of issuance costs	—	—	183,374	—
Proceeds from sale of property, plant and equipment, net	—	—	6,146	—
Payments of principal on long-term debt	(1,882)	(1,547)	(5,309)	(6,188)
Other	(240)	(4,810)	(5,732)	(15,426)
Net change in cash, cash equivalents and short-term investments	28,288	1,632	34,172	(44,096)
Cash, cash equivalents and short-term investments, beginning of period	145,397	137,881	139,513	183,609
Cash, cash equivalents and short-term investments, end of period	$173,685	$139,513	$173,685	$139,513
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Primarily represents a reduction in the carrying values of the intangible assets associated with Kinvey and DataRPM.

RESULTS OF OPERATIONS BY SEGMENT
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands)	November 30, 2019	November 30, 2018(1)	% Change	November 30, 2019	November 30, 2018(1)	% Change
Segment revenue:
OpenEdge	$85,250	$73,016	17%	$296,929	$277,806	7%
Data Connectivity and Integration	12,217	5,663	116%	39,903	23,129	73%
Application Development and Deployment	19,571	19,424	1%	76,466	78,046	(2)%
Total revenue	117,038	98,103	19%	413,298	378,981	9%
Segment costs of revenue and operating expenses:
OpenEdge	25,086	20,626	22%	85,209	67,820	26%
Data Connectivity and Integration	2,724	2,811	(3)%	7,973	7,634	4%
Application Development and Deployment	6,926	7,019	(1)%	23,993	27,087	(11)%
Total costs of revenue and operating expenses	34,736	30,456	14%	117,175	102,541	14%
Segment contribution margin:
OpenEdge	60,164	52,390	15%	211,720	209,986	1%
Data Connectivity and Integration	9,493	2,852	233%	31,930	15,495	106%
Application Development and Deployment	12,645	12,405	2%	52,473	50,959	3%
Total contribution margin	82,302	67,647	22%	296,123	276,440	7%
Other unallocated expenses(2)	88,328	56,618	56%	256,039	208,626	23%
(Loss) income from operations	(6,026)	11,029	(155)%	40,084	67,814	(41)%
Other expense, net	(3,551)	(2,188)	(62)%	(11,589)	(7,018)	(65)%
(Loss) income before income taxes	$(9,577)	$8,841	(208)%	$28,495	$60,796	(53)%
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: certain product development and corporate sales and marketing expenses, customer support, administration, amortization and impairment of acquired intangibles, impairment of long-lived assets, loss on assets held for sale, stock-based compensation, fees related to shareholder activist, restructuring, and acquisition-related expenses.

SUPPLEMENTAL INFORMATION
(Unaudited)

Revenue by Type

(In thousands)	Q4 2018(1)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	FY 2018(1)
Software licenses	$28,367	$22,802	$29,728	$30,686	$39,336	$122,552	$99,800
Maintenance	61,759	59,999	62,528	67,611	68,868	259,006	249,171
Services	7,977	6,748	7,739	8,419	8,834	31,740	30,010
Total revenue	$98,103	$89,549	$99,995	$106,716	$117,038	$413,298	$378,981

Revenue by Region

(In thousands)	Q4 2018(1)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	FY 2018(1)
North America	$54,952	$46,498	$57,060	$60,208	$70,145	$233,911	$204,257
EMEA	34,047	33,372	33,633	35,109	35,187	137,301	135,055
Latin America	4,260	4,461	4,108	5,470	5,626	19,665	18,046
Asia Pacific	4,844	5,218	5,194	5,929	6,080	22,421	21,623
Total revenue	$98,103	$89,549	$99,995	$106,716	$117,038	$413,298	$378,981

Revenue by Segment

(In thousands)	Q4 2018(1)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	FY 2018(1)
OpenEdge	$73,016	$65,252	$67,820	$78,607	$85,250	$296,929	$277,806
Data Connectivity and Integration	5,663	6,000	12,932	8,754	12,217	39,903	23,129
Application Development and Deployment	19,424	18,297	19,243	19,355	19,571	76,466	78,046
Total revenue	$98,103	$89,549	$99,995	$106,716	$117,038	$413,298	$378,981
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FOURTH QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	November 30, 2019		November 30, 2018(1)		Non-GAAP
Adjusted revenue:
GAAP revenue	$117,038		$98,103
Acquisition-related revenue(2)	6,378		154
Non-GAAP revenue	$123,416	100%	$98,257	100%	26%

Adjusted income from operations:
GAAP (loss) income from operations	$(6,026)	(5)%	$11,029	11%
Amortization of acquired intangibles	14,301		8,793
Stock-based compensation	5,900		5,853
Impairment of intangible and long-lived assets(3)	24,096		—
Restructuring expenses and other	2,338		(131)
Acquisition-related revenue(2) and expenses	6,676		284
Loss on assets held for sale	—		5,147
Non-GAAP income from operations	$47,285	38%	$30,975	32%	53%

Adjusted net income:
GAAP net (loss) income	$(4,740)	(4)%	$8,643	9%
Amortization of acquired intangibles	14,301		8,793
Stock-based compensation	5,900		5,853
Impairment of intangible and long-lived assets(3)	24,096		—
Restructuring expenses and other	2,338		(131)
Acquisition-related revenue(2) and expenses	6,676		284
Loss on assets held for sale	—		5,147
Provision for income taxes	(12,851)		(4,149)
Non-GAAP net income	$35,720	29%	$24,440	25%	46%

Adjusted diluted earnings per share:
GAAP diluted (loss) earnings per share	$(0.11)		$0.19
Amortization of acquired intangibles	0.32		0.19
Stock-based compensation	0.13		0.13
Impairment of intangible and long-lived assets(3)	0.53		—
Restructuring expenses and other	0.05		—
Acquisition-related revenue(2) and expenses	0.15		0.01
Loss on assets held for sale	—		0.11
Provision for income taxes	(0.28)		(0.09)
Non-GAAP diluted earnings per share	$0.79		$0.54		46%

Non-GAAP weighted avg shares outstanding - diluted	45,484		45,401		—%

(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019 and to Progress' OpenEdge business segment for Kinvey and Application Development and Deployment business segment for Telerik in fiscal year 2018.

(3)Primarily represents a reduction in the carrying values of the intangible assets associated with Kinvey and DataRPM.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FISCAL YEAR
(Unaudited)

	Fiscal Year Ended				% Change
(In thousands, except per share data)	November 30, 2019		November 30, 2018(1)		Non-GAAP
Adjusted revenue:
GAAP revenue	$413,298		$378,981
Acquisition-related revenue(2)	18,663		466
Non-GAAP revenue	$431,961	100%	$379,447	100%	14%

Adjusted income from operations:
GAAP income from operations	$40,084	10%	$67,814	18%
Amortization of acquired intangibles	48,139		35,975
Stock-based compensation	23,311		20,569
Impairment of intangible and long-lived assets(3)	24,096		—
Restructuring expenses and other	6,307		2,251
Acquisition-related revenue(2) and expenses	20,321		724
Loss on assets held for sale	—		5,147
Fees related to shareholder activist	—		1,472
Non-GAAP income from operations	$162,258	38%	$133,952	35%	21%

Adjusted net income:
GAAP net income	$26,400	6%	$49,670	13%
Amortization of acquired intangibles	48,139		35,975
Stock-based compensation	23,311		20,569
Impairment of intangible and long-lived assets(3)	24,096		—
Restructuring expenses and other	6,307		2,251
Acquisition-related revenue(2) and expenses	20,321		724
Loss on assets held for sale	—		5,147
Fees related to shareholder activist	—		1,472
Provision for income taxes	(26,829)		(14,628)
Non-GAAP net income	$121,745	28%	$101,180	27%	20%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.58		$1.08
Amortization of acquired intangibles	1.07		0.78
Stock-based compensation	0.51		0.45
Impairment of intangible and long-lived assets(3)	0.53		—
Restructuring expenses and other	0.14		0.04
Acquisition-related revenue(2) and expenses	0.45		0.02
Loss on assets held for sale	—		0.11
Fees related to shareholder activist	—		0.03
Provision for income taxes	(0.59)		(0.32)
Non-GAAP diluted earnings per share	$2.69		$2.19		23%

Non-GAAP weighted avg shares outstanding - diluted	45,340		46,135		(2)%

(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019 and to Progress' OpenEdge business segment for Kinvey and Application Development and Deployment business segment for Telerik in fiscal year 2018.

(3)Primarily represents a reduction in the carrying values of the intangible assets associated with Kinvey and DataRPM.

OTHER NON-GAAP FINANCIAL MEASURES - FOURTH QUARTER
(Unaudited)

Revenue by Type

(In thousands)	Q4 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
Software licenses	$39,336	$71	$39,407
Maintenance	68,868	5,694	74,562
Services	8,834	613	9,447
Total revenue	$117,038	$6,378	$123,416

Revenue by Region

(In thousands)	Q4 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
North America	$70,145	$4,711	$74,856
EMEA	35,187	1,140	36,327
Latin America	5,626	114	5,740
Asia Pacific	6,080	413	6,493
Total revenue	$117,038	$6,378	$123,416

Revenue by Segment

(In thousands)	Q4 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
OpenEdge	$85,250	$6,378	$91,628
Data Connectivity and Integration	12,217	—	12,217
Application Development and Deployment	19,571	—	19,571
Total revenue	$117,038	$6,378	$123,416

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019.

Adjusted Free Cash Flow

(In thousands)	Q4 2019	Q4 2018	% Change
Cash flows from operations	$36,601	$24,327	50%
Purchases of property and equipment	(2,168)	(1,282)	69%
Free cash flow	34,433	23,045	49%
Add back: restructuring payments	2,272	187	1,115%
Adjusted free cash flow	$36,705	$23,232	58%

OTHER NON-GAAP FINANCIAL MEASURES - FISCAL YEAR
(Unaudited)

Revenue by Type

(In thousands)	FY 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
Software licenses	$122,552	$193	$122,745
Maintenance	259,006	17,289	276,295
Services	31,740	1,181	32,921
Total revenue	$413,298	$18,663	$431,961

Revenue by Region

(In thousands)	FY 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
North America	$233,911	$13,885	$247,796
EMEA	137,301	3,245	140,546
Latin America	19,665	332	19,997
Asia Pacific	22,421	1,201	23,622
Total revenue	$413,298	$18,663	$431,961

Revenue by Segment

(In thousands)	FY 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
OpenEdge	$296,929	$18,663	$315,592
Data Connectivity and Integration	39,903	—	39,903
Application Development and Deployment	76,466	—	76,466
Total revenue	$413,298	$18,663	$431,961

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019.

Adjusted Free Cash Flow

(In thousands)	FY 2019	FY 2018	% Change
Cash flows from operations	$128,484	$121,352	6%
Purchases of property and equipment	(3,998)	(7,250)	(45)%
Free cash flow	124,486	114,102	9%
Add back: restructuring payments	4,407	6,111	(28)%
Adjusted free cash flow	$128,893	$120,213	7%

Non-GAAP Bookings from Application Development and Deployment Segment
(Unaudited)

(In thousands)	Q1 2018(1)	Q2 2018(1)	Q3 2018(1)	Q4 2018(1)	FY 2018(1)
GAAP revenue	$19,255	$19,846	$19,521	$19,424	$78,046
Add: change in deferred revenue
Beginning balance, as adjusted	42,128	42,041	41,593	42,789	42,128
Ending balance, as adjusted	42,041	41,593	42,789	45,291	45,291
Change in deferred revenue	(87)	(448)	1,196	2,502	3,163
Non-GAAP bookings	$19,168	$19,398	$20,717	$21,926	$81,209
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

(In thousands)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019
GAAP revenue	$18,297	$19,243	$19,355	$19,571	$76,466
Add: change in deferred revenue
Beginning balance	45,291	43,817	44,704	44,737	45,291
Ending balance	43,817	44,704	44,737	46,909	46,909
Change in deferred revenue	(1,474)	887	33	2,172	1,618
Non-GAAP bookings	$16,823	$20,130	$19,388	$21,743	$78,084

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2020 GUIDANCE
(Unaudited)

Fiscal Year 2020 Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2019	November 30, 2020
(In millions)		Low	% Change	High	% Change
GAAP revenue	$413.3	$439.7	6%	$446.7	8%
Acquisition-related adjustments - revenue(1)	18.7	8.3	(56)%	8.3	(56)%
Non-GAAP revenue	$432.0	$448.0	4%	$455.0	5%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

Fiscal Year 2020 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2020
(In millions)	Low	High
GAAP income from operations	$120.0	$122.8
GAAP operating margin	27%	27%
Acquisition-related revenue	8.3	8.3
Restructuring expense	1.0	1.0
Stock-based compensation	23.3	23.3
Amortization of intangibles	23.2	23.2
Total adjustments	55.8	55.8
Non-GAAP income from operations	$175.8	$178.6
Non-GAAP operating margin	39%	39%

Fiscal Year 2020 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2020
(In millions, except per share data)	Low	High
GAAP net income	$89.0	$91.3
Adjustments (from previous table)	55.8	55.8
Income tax adjustment(2)	(14.4)	(14.5)
Non-GAAP net income	$130.4	$132.6

GAAP diluted earnings per share	$1.96	$2.01
Non-GAAP diluted earnings per share	$2.87	$2.92

Diluted weighted average shares outstanding	45.4	45.4

(2)Tax adjustment is based on a non-GAAP effective tax rate of approximately 20% for Low and High, calculated as follows:
Non-GAAP income from operations	$175.8	$178.6
Other (expense) income	(12.8)	(12.8)
Non-GAAP income from continuing operations before income taxes	163.0	165.8
Non-GAAP net income	130.4	132.6
Tax provision	$32.6	$33.2
Non-GAAP tax rate	20%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2020 GUIDANCE
(Unaudited)

Fiscal Year 2020 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2020
(In millions)	Low	High
Cash flows from operations (GAAP)	$149	$154
Purchases of property and equipment	(5)	(5)
Add back: restructuring payments	1	1
Adjusted free cash flow (non-GAAP)	$145	$150

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2020 GUIDANCE
(Unaudited)

Q1 2020 Revenue Guidance
	Three Months Ended	Three Months Ending
	February 28, 2019	February 29, 2020
(In millions)		Low	% Change	High	% Change
GAAP revenue	$89.5	$105.9	18%	$108.9	22%
Acquisition-related adjustments - revenue(1)	—	4.1	*	4.1	*
Non-GAAP revenue	$89.5	$110.0	23%	$113.0	26%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

*Not meaningful

Q1 2020 Non-GAAP Earnings per Share Guidance
	Three Months Ending February 29, 2020
	Low	High
GAAP diluted earnings per share	$0.40	$0.42
Acquisition-related revenue	0.09	0.09
Stock-based compensation	0.14	0.14
Amortization of intangibles	0.13	0.13
Total adjustments	0.36	0.36
Income tax adjustment	(0.07)	(0.07)
Non-GAAP diluted earnings per share	$0.69	$0.71